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                                                                EXHIBIT 10(ab)

                      NONQUALIFIED STOCK OPTION AGREEMENT



         This Nonqualified Stock Option Agreement is made as of the 12th day of October, 1994 between GENESCO INC., a Tennessee corporation (hereinafter called the "Company"), and David M. Chamberlain (hereinafter called the "Optionee"), pursuant to authorization by the compensation committee of the Company's board of directors (hereinafter called the "Committee").

         The Company and the Optionee agree as follows:

         1. GRANT OF OPTION. As of the date hereof, the Company hereby grants to the Optionee the right and option (hereinafter called the "Option") to purchase an aggregate of 100,000 shares of its authorized common stock (hereinafter called the "Stock"), subject to the terms and conditions of this agreement. The Option granted hereunder is not an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. PURCHASE PRICE. The purchase price of the shares of Stock covered by the Option shall be $2.38 per share (the "Option Price") and shall be payable either in cash or by delivery of shares of Stock having a Fair Market Value (as defined below) on the date of exercise equal to the total purchase price of the shares to be purchased on such date, together with any applicable taxes required to be withheld by the Company or a Subsidiary (as defined below) or Parent (as defined below) of the Company as provided in
Section 8. The Optionee shall not have any of the rights of a shareholder with respect to any of the shares of Stock subject to an Option or with respect to shares issuable upon surrender of the right to exercise an Option, unless and until he shall become the holder of record of such shares.

         "Fair Market Value" means the reported closing price of the Stock on the New York Stock Exchange - Composite Transactions on the relevant date or, if no shares are traded on that date, the reported closing price on the next preceding date on which shares were traded. In the event the Stock is no longer reported on the New York Stock Exchange - Composite Transactions, Fair Market Value shall be determined by such other method as the Committee in good faith deems appropriate without regard to any restriction other than a restriction which, by its terms, will never lapse.

         "Parent" means a parent corporation as defined in section 424(e) of the Code.

         "Subsidiary" means a subsidiary corporation as defined in section 424(f) of the Code.

         3. TERM OF OPTION. The Option shall terminate at 5:00 p.m. (Nashville, Tennessee time) on October 12, 2004.
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         4.      EXERCISE OF OPTION.  All of the shares subject to the Option may be purchased after April 12, 1995; or immediately upon a change of control (as defined below) of the Company.

         The term "change in control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date of this stock option agreement, provided that, without limitation, such a change in control shall be deemed to have occurred if and when (A) any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities or (B) individuals who were members of the board of directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors do not constitute a majority of the board of directors following such election.

         5. SURRENDER OF OPTIONS. The Optionee is authorized during his employment to surrender the right to exercise the Option or any portion thereof to the extent then exercisable in exchange for the payment to the Optionee of an amount equal to the excess of the Fair Market Value of the shares of Stock to which the Option (or portion thereof) relate on the date of surrender of such right over the total Option Price of such shares, less any applicable withholding taxes required to be withheld by the Company or a Subsidiary or Parent of the Company. Such payment shall be made in shares of Stock valued at their Fair Market Value on such date (with cash in lieu of fractional shares), cash or a combination thereof, in such proportion and upon such terms and conditions and subject to such restrictions as shall be determined by the Committee. The surrender of the right to exercise the Option shall be made only if the Company (i) has filed all reports and statements required to be filed pursuant to section 13 of the Exchange Act, and only during a period beginning on the third business day following the date on which quarterly or annual summary statements of the Company's sales and earnings have been made publicly available and ending on the twelfth business day following such date or (ii) has otherwise complied with the requirements of Rule 16b-3 under the Exchange Act with respect to the Option.

         6. CAPITAL ADJUSTMENTS AND CORPORATE REORGANIZATIONS. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend, split or combination, a recapitalization or reclassification, or a reorganization, merger or consolidation in which the Company is the surviving corporation or other similar change affecting the Stock, the number and class of shares then subject to the Option and for which the Option may thereafter be exercised and the amounts per share of Stock payable upon exercise or surrender of such Option shall be appropriately adjusted by the Committee to reflect such change. No fractional shares shall be issued as a result of such adjustment. In the event of a dissolution of the Company or a reorganization, merger or consolidation in which the Company is not the surviving corporation, the Company by action of the Committee shall either (i) terminate outstanding and unexercised Options as of the effective





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date of such dissolution, merger or consolidation by giving notice to the
Optionee of its intention to do so and permitting the exercise, during a period prior to such effective date to be specified by the Committee, of all outstanding and unexercised Options or portions thereof, provided that no Option shall become exercisable hereunder either after the expiration date thereof or prior to six months from date of grant thereof, or (ii) in the case of such reorganization, merger or consolidation, arrange for an appropriate substitution of shares or other securities of the corporation with which the Company is reorganized, merged or consolidated in lieu of the shares of Stock which are subject to such outstanding and unexercised Options.

         7. NON-TRANSFERABILITY. The Option may not be assigned, pledged or otherwise transferred except by will or the laws of descent and distribution and, during the Optionee's lifetime, may be exercised only by the Optionee.

         8. WITHHOLDING TAXES. Upon exercise of an Option which requires the Company at the time of exercise to withhold any Federal, state or local income or other taxes by reason of the exercise of such Option, the Optionee shall tender to the Company along with payment of the total Option Price of the shares an amount in cash equal to such withholding taxes as determined by the Company or, alternatively, may make a written request to the Committee that the Company withhold from the shares to be received by the Optionee upon exercise of the Option shares of Stock having an aggregate Fair Market Value on the date of exercise at least equal to the applicable withholding taxes. The acceptance by the Committee of any such request by an Optionee shall be in the sole discretion of the Committee. If the exercise of an Option will give rise to an obligation to withhold Federal income taxes subsequent to the date of exercise, the Committee may, in its sole discretion, require the Optionee to place the shares of Stock purchased under the Option in escrow for the benefit of the Company until such time as any amount is required to be included in the gross income of the Optionee as a result of the exercise of the Option. The Committee may, in its sole discretion, at any time require that the Optionee pay the applicable withholding taxes to the Company in cash, in which case the shares of Stock shall be released from escrow to the Optionee. Alternatively, the Committee, in its sole discretion, may permit the Company to accept the shares of Stock held in escrow to satisfy the Company's withholding obligation based on the Fair Market Value of the shares on the date of the termination of the escrow arrangement. Upon application of such shares to the Company's withholding obligation, any shares of Stock held in escrow which are not, in the sole judgment of the Committee, necessary to satisfy such obligation shall be released from escrow to the Optionee.

         9. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.





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         IN WITNESS WHEREOF, this agreement has been duly executed by the
Company and the Optionee.


                                  GENESCO INC.


                                  By:    /s/ Harry D. Garber
                                         ---------------------------
                                  Title:     Chairman
                                         ---------------------------


                                  OPTIONEE


                                  /s/  David M. Chamberlain
                                  ----------------------------------
                                  David M. Chamberlain





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